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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2005


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                        BEAR ISLAND PAPER COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)


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           Virginia                    333-42201             06-0980835
(State or other jurisdiction          (Commission         (I.R.S. Employer
      of incorporation)               File Number)       Identification No.)


                     10026 Old Ridge Road, Ashland, VA 23005
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (804) 227-3394

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01. Regulation FD Disclosure.

     The following is being furnished under Item 7.01, "Regulation FD Disclosure." This information shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     On March 14, 2005, Bear Island Paper Company, L.L.C. (the "Company") announced that, in connection with a previously announced restructuring of its parent Brant-Allen Industries, Inc., an intermediate parent of the Company, White Birch Paper Company, a Nova Scotia unlimited liability company, proposes, subject to market and other customary conditions, to commence a private offering of two series of senior notes in an aggregate principal amount of $400 million, consisting of fixed rate senior notes due 2015 and floating rate senior notes due 2012. A copy of the Company's press release announcing the foregoing is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:

         Exhibit No.        Description
         -----------        -----------

              99.1 Press Release ("Bear Island Announces Proposed Private Offering of Notes by Parent Company") dated March 14, 2005.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 14, 2005

                                  BEAR ISLAND PAPER COMPANY, L.L.C.
                                           (Registrant)


                                  By:   /s/  Edward D. Sherrick
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                                        Name:   Edward D. Sherrick
                                        Title:  Vice President--Finance


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                                                                    Exhibit 99.1





   Bear Island Announces Proposed Private Offering of Notes by Parent Company

     GREENWICH, Connecticut, March 14, 2005 - Bear Island Paper Company, L.L.C. (the "Company") announced today that, in connection with a previously announced restructuring of its parent Brant-Allen Industries, Inc. ("Brant-Allen"), an intermediate parent of the Company, White Birch Paper Company, a Nova Scotia unlimited liability company ("White Birch"), proposes, subject to market and other customary conditions, to commence a private offering of two series of senior notes in an aggregate principal amount of $400 million, consisting of fixed rate senior notes due 2015 and floating rate senior notes due 2012. White Birch intends to use the net proceeds of the offering, along with cash on hand and borrowings under its new revolving credit facility, if any, to repay the outstanding indebtedness of Brant-Allen Industries and certain of its affiliates, including the Company's outstanding 10% senior secured notes due 2007, to purchase the equity interests of certain of Brant-Allen's equity partners and for general corporate purposes. Following the offering, the Company will be a wholly-owned subsidiary of White Birch and a guarantor of the notes. The Company can give no assurance that the proposed offering of the notes will be completed.

     The notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, and outside the United States pursuant to Regulation S under the Securities Act of 1933. The notes to be offered have not been and may not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes.

                                  * * * * * * *

     This press release contains forward-looking statements within the meaning of the federal securities laws relating to the plans of White Birch Paper Company, the Company's intermediate parent following the restructuring, to offer the notes and consummate the offering, the anticipated terms of the notes and the anticipated use of proceeds of the offering. These statements are based upon the current expectations and beliefs of the Company's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company's control and the risk factors and other cautionary statements discussed in the Company's filings with the Securities and Exchange Commission.